News Release

International Paper Reports Fourth Quarter and Full-Year 2018 Earnings

MEMPHIS, Tenn. – January 31, 2019 – International Paper (NYSE: IP) today reported fourth quarter 2018 net earnings attributable to International Paper of $316 million ($0.78 per diluted share) compared with $562 million ($1.37 per diluted share) in the third quarter of 2018 and net earnings of $1.5 billion ($3.50 per diluted share) in the fourth quarter of 2017. Full-year 2018 net earnings were $2.0 billion ($4.85 per diluted share) compared with net earnings of $2.1 billion ($5.13 per diluted share) for full-year 2017. Fourth quarter and full-year 2017 net earnings included a provisional net tax benefit of $1.2 billion ($2.93 per diluted share) related to the U.S. enactment of the Tax Cuts and Jobs Act of 2017 reported as a special item. Net earnings in all periods include the impact of special items, if any, non-operating pension expense and discontinued operations.

“International Paper delivered very strong earnings and returns in the fourth quarter and full year 2018, driven by solid commercial and operational performance across our three businesses,” said Mark Sutton, Chairman and Chief Executive Officer. “We returned $1.5 billion to shareholders through dividends and share repurchases, and we further strengthened our balance sheet. As we enter 2019, we are confident in our ability to continue to generate strong returns and grow cash flow to create value for our shareholders.”
Diluted Net EPS Attributable to International Paper Shareholders and Adjusted Operating EPS

	Fourth Quarter 2018	Third Quarter 2018	Fourth Quarter 2017	Full-Year 2018	Full-Year 2017
Net Earnings	$0.78	$1.37	$3.50	$4.85	$5.13
Less – Discontinued Operations (Gain) Loss	—	—	0.02	(0.83)	(0.08)
Net Earnings (Loss) from Continuing Operations	0.78	1.37	3.52	4.02	5.05
Add Back – Non-Operating Pension Expense	0.79	0.05	0.57	0.90	0.72
Add Back – Net Special Items Expense (Income)	0.08	0.14	(2.82)	0.40	(2.28)
Adjusted Operating Earnings*	$1.65	$1.56	$1.27	$5.32	$3.49

*
Adjusted operating earnings (non-GAAP) is defined as net earnings attributable to International Paper Company (GAAP) excluding discontinued operations, special items and non-operating pension expense. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. For discussion on non-operating pension expense, see the footnotes to the Consolidated Statement of Operations.

Adjusted operating earnings in the fourth quarter of 2018 were $670 million ($1.65 per diluted share) compared with $641 million ($1.56 per diluted share) in the third quarter of 2018 and $530 million ($1.27 per diluted share) in the fourth quarter of 2017. Full-year 2018 adjusted operating earnings totaled $2.2 billion ($5.32 per diluted share) compared with $1.5 billion ($3.49 per diluted share) in 2017.
Net sales were $6.0 billion in the fourth quarter of 2018 compared with $5.9 billion in the third quarter of 2018 and $5.7 billion in the fourth quarter of 2017. Annual net sales totaled $23.3 billion in 2018 compared with $21.7 billion in 2017.
Business segment operating profits were $930 million in the fourth quarter of 2018 compared with $738 million in the third quarter of 2018 and $824 million in the fourth quarter of 2017. Full-year business segment operating profits were $2.9 billion in 2018 compared with $2.1 billion in 2017.
Cash provided by (used for) operations was $3.2 billion for the full-year 2018 compared with $1.8 billion in 2017. Cash provided by (used for) operations was $821 million in the fourth quarter of 2018 compared with $1.2 billion in the fourth quarter of 2017. Free cash flow (non-GAAP) was $1.7 billion for the full-year 2018 and $2.0 billion in 2017. Free cash flow (non-GAAP) was $535 million in the fourth quarter of 2018 compared with $732 million in the fourth quarter of 2017.

SEGMENT INFORMATION
The performance of the Company’s business segments is measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items (non-GAAP). Fourth quarter 2018 business segment operating profits and business trends compared with the prior quarter are as follows:
Industrial Packaging operating profits in the fourth quarter of 2018 were $647 million ($646 million excluding special items) compared with $472 million ($598 million excluding special items) in the third quarter of 2018. In North America, earnings improved due to lower planned maintenance outage expenses partially offset by two fewer shipping days for boxes, lower containerboard volume and higher raw material costs. Higher sales prices for boxes were partially offset by lower export containerboard prices and the impact of mix. In Europe, results were driven by seasonally higher volumes and higher sales margins for boxes and improved results related to the ramp-up at the Madrid mill.
Global Cellulose Fibers operating profits in the fourth quarter of 2018 were $91 million ($93 million excluding special items) compared with $83 million ($85 million excluding special items) in the third quarter of 2018. Earnings improved due to higher average sales prices and increased fluff pulp sales volumes partially offset by continued hurricane-related costs and higher raw material costs.
Printing Papers operating profits in the fourth quarter of 2018 were $192 million ($197 million excluding special items) versus $183 million ($188 million excluding special items) in the third quarter of 2018. In North America, higher operating profits were primarily due to continued price realization, partially offset by higher planned maintenance outage costs and higher raw material costs. In Brazil, earnings decreased as slightly higher sales prices and seasonally higher volumes were more than offset by higher raw material costs and unfavorable foreign currency impacts. In Europe and Russia, improved earnings were driven by higher average sales prices and seasonally higher volumes which were partially offset by higher raw material costs.

EQUITY METHOD INVESTMENTS
Ilim joint venture equity earnings were $67 million in the fourth quarter of 2018 compared with $74 million in the third quarter of 2018. Operationally, sales volumes increased as production capacity returned following the third-quarter maintenance outages. Average sales prices declined for sales of export softwood and hardwood pulp. The Company recognized a non-cash after-tax foreign exchange loss of $19 million in the fourth quarter of 2018 ($0.05 per diluted share), compared with a loss of $23 million in the third quarter of 2018 ($0.06 per diluted share), primarily due to Ilim’s U.S. dollar denominated net debt.

Graphic Packaging equity earnings on our 20.5% ownership position were $10 million in the fourth quarter of 2018 compared with $19 million in the third quarter of 2018.
CORPORATE EXPENSES
Net corporate expenses were $8 million for the fourth quarter of 2018, compared with $20 million in the third quarter of 2018.

EFFECTIVE TAX RATE
The reported effective tax rate for the fourth quarter of 2018 was 37% compared to a third quarter of 2018 reported effective tax rate of 15%. The fourth quarter tax rate reflects tax expense of $25 million related to foreign tax audits and tax expense of $19 million related to international investment restructuring. The third quarter tax rate includes a $36 million tax benefit primarily related to an adjustment of the one-time deemed repatriation of earnings of our foreign subsidiaries under Tax Reform. In the fourth quarter we finalized our 2017 estimate of the impacts of Tax Reform, and there were no changes recorded in the fourth quarter.

Excluding special items, non-operating pension expense and discontinued operations, the effective tax rate for the fourth quarter of 2018 was 26%, compared with an effective tax rate of 24% in the third quarter of 2018. The higher effective tax rate in the fourth quarter is primarily due to state taxes and a tax benefit recorded in the third quarter related to U.S. Federal provision to return adjustments.

EFFECTS OF SPECIAL ITEMS
Special items in the fourth quarter of 2018 amount to a net after tax charge of $32 million ($0.08 per diluted share). Special items included a pre-tax gain of $19 million ($15 million after taxes) for Restructuring and other charges, net. Included within Restructuring and other charges, net is a pre-tax gain of $31 million ($23 million after taxes) related to the sale of our investment in Liaison Technologies, Inc., a pre-tax charge $10 million ($7 million after taxes) for debt extinguishment costs, a pre-tax charge of $3 million ($2 million after taxes) for a severance reserve associated with the announced conversion of a paper machine at our Riverdale mill to containerboard production and income of $1 million (before and after taxes) related to the optimization of our EMEA Packaging business. Special items also included pre-tax charges of $8 million ($6 million after taxes) related to the removal of abandoned property at our mills, pre-tax income of $5 million ($4 million after taxes) for a litigation settlement recovery and a charge of $1 million (before and after taxes) for accelerated depreciation associated with the paper machine conversion at our Riverdale mill. Also included in special items is tax expense of $25 million related to foreign tax audits and tax expense of $19 million related to international investment restructuring.

Special items in the third quarter of 2018 amount to a net after tax charge of $60 million ($0.14 per diluted share). Special items included a pre-tax charge of $122 million ($81 million after taxes) related to the impairment of fixed assets and an intangible asset in our Brazil Packaging business, a pre-tax charge of $9 million ($7 million after taxes) for an adjustment to an environmental remediation reserve, pre-tax charges of $6 million ($4 million after taxes) related to the removal of abandoned property at our mills and a pre-tax charge of $5 million ($4 million after taxes) for accelerated depreciation associated with the paper machine conversion at our Riverdale mill. Also included in special items is a tax benefit of $36 million related to updates to our provisional estimates of the impacts of Tax Reform.
Special items in the fourth quarter of 2017 amount to a net after tax gain of $1.2 billion ($2.82 per diluted share). Special items included a pre-tax charge of $83 million ($51 million after taxes) for debt extinguishment costs included in Restructuring and other charges, net. Special items also included pre-tax charges of $18 million ($11 million after taxes) for integration costs associated with the 2016 acquisition of the Weyerhaeuser pulp business, pre-tax charges of $6 million ($4 million after taxes) related to the removal of abandoned property at our mills and income of $1 million (before and after taxes) for interest income associated with amended tax returns. Also included in special items is a provisional net tax benefit of $1.2 billion related to the enactment of the Tax Cuts and Jobs Act, a tax benefit of $28 million for investment tax credits and a tax expense of $9 million associated with an international tax law change.

DISCONTINUED OPERATIONS
As a result of the transfer of the North American Consumer Packaging business, all current and prior year amounts have been adjusted to reflect this business as a discontinued operation. There were no discontinued operations in the fourth quarter of 2018 or the third quarter of 2018. There was a loss of $8 million in the fourth quarter of 2017 which included the operating earnings of the North American Consumer Packaging business, pre-tax charges of $17 million ($10 million after taxes) for costs associated with the transfer of the business and pre-tax charges of $45 million ($28 million after taxes) for non-operating pension expenses related to curtailment charges and termination benefits.

EARNINGS WEBCAST
The company will host a webcast today to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s website at internationalpaper.com by clicking on the Performance tab and going to the Presentations and Events/Webcasts page. A replay of the webcast will also be on the website beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper fourth quarter and full year 2018 earnings call. The conference ID number is 1689077. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056 or (800) 585-8367, and when prompted for the conference ID, enter 1689077.

About International Paper
International Paper (NYSE: IP) is a leading global producer of renewable fiber-based packaging, pulp and paper products with manufacturing operations in North America, Latin America, Europe, North Africa, India and Russia. We produce corrugated packaging products that protect and promote goods, and enable world-wide commerce; pulp for diapers, tissue and other personal hygiene products that promote health and wellness; and papers that facilitate education and communication. We are headquartered in Memphis, Tenn., employ 53,000 colleagues and serve more than 25,000 customers in 150 countries. Net sales for 2018 were $23 billion. For more information about International Paper, our products and global citizenship efforts, please visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. Words such as “expects”, “anticipates”, “believes”, “estimates” and similar expressions identify forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and changes in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through joint ventures; (vii) our ability to achieve the benefits we expect from strategic acquisitions, divestitures, restructurings and capital investments; and (viii) other factors that can be found in International Paper’s press releases and U.S. Securities and Exchange Commission (the “SEC”) filings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the Company’s SEC filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Contacts:
Media: Thomas J. Ryan, 901-419-4333; Investors: Guillermo Gutierrez, 901-419-1731; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2018		2017		2018		2018		2017
Net Sales	$5,951		$5,711		$5,901		$23,306		$21,743
Costs and Expenses
Cost of products sold	3,798	(a)	3,702	(f)	3,887	(a)	15,555	(a)	14,802	(f)
Selling and administrative expenses	446		434	(g)	405		1,723	(n)	1,621	(g)
Depreciation, amortization and cost of timber harvested	338	(b)	339		335	(b)	1,328	(b)	1,343	(p)
Distribution expenses	401		373		397		1,567		1,434
Taxes other than payroll and income taxes	41		45		44		171		169
Restructuring and other charges, net	(19)	(c)	83	(h)	—		29	(c)	67	(h)
Net (gains) losses on sales and impairment of businesses	—		—		122	(m)	122	(m)	9	(q)
Litigation settlement	—		—		—		—		354	(r)
Net bargain purchase gain on acquisition of business	—		—		—		—		(6)	(s)
Interest expense, net	135		141	(i)	133		536		572	(i)
Non-operating pension expense	429	(d)	397	(j)	25		494	(d)	530	(j)
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	382		197		553		1,781		848
Income tax provision (benefit)	143	(e)	(1,207)	(k)	83	(e)	445	(e)	(1,085)	(k)
Equity earnings (loss), net of taxes	79		64		92		336		177
Earnings (Loss) From Continuing Operations	318		1,468		562		1,672		2,110
Discontinued operations, net of taxes	—		(8)	(l)	—		345	(o)	34	(l)
Net Earnings (Loss)	318		1,460		562		2,017		2,144
Less: Net earnings (loss) attributable to noncontrolling interests	2		—		—		5		—
Net Earnings (Loss) Attributable to International Paper Company	$316		$1,460		$562		$2,012		$2,144
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.79		$3.56		$1.38		$4.07		$5.11
Discontinued operations	—		(0.02)		—		0.84		0.08
Net earnings (loss)	$0.79		$3.54		$1.38		$4.91		$5.19
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$0.78		$3.52		$1.37		$4.02		$5.05
Discontinued operations	—		(0.02)		—		0.83		0.08
Net earnings (loss)	$0.78		$3.50		$1.37		$4.85		$5.13
Average Shares of Common Stock Outstanding - Diluted	406.6		417.8		411.4		414.2		417.7
Cash Dividends Per Common Share	$0.5000		$0.4750		$0.4750		$1.9250		$1.8625
Amounts Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations, net of tax	$316		$1,468		$562		$1,667		$2,110
Discontinued operations, net of tax	—		(8)		—		345		34
Net earnings	$316		$1,460		$562		$2,012		$2,144
The accompanying notes are an integral part of this consolidated statement of operations.

(a)
Includes pre-tax charges of $8 million ($6 million after taxes), $6 million ($4 million after taxes) and $32 million ($24 million after taxes) for the three months ended December 31, 2018 and September 30, 2018 and the twelve months ended December 31, 2018, respectively, for the removal of abandoned property at our mills, pre-tax income of $5 million ($4 million after taxes) for the three months and twelve months ended December 31, 2018 for a litigation settlement recovery, a pre-tax charge of $9 million ($7 million after taxes) for the three months ended September 30, 2018 and the twelve months ended December 31, 2018 for an environmental remediation reserve adjustment and a pre-tax charge of $9 million ($7 million after taxes) for the twelve months ended December 31, 2018 for a legal settlement.

(b)
Includes pre-tax charges of $1 million (before and after taxes), $5 million ($4 million after taxes) and $6 million ($5 million after taxes) for the three months ended December 31, 2018 and September 30, 2018 and the twelve months ended December 31, 2018, respectively, for accelerated depreciation associated with the announced conversion of a paper machine at our Riverdale mill to containerboard production.

(c)
Includes a pre-tax gain of $31 million ($23 million after taxes) for the three months and twelve months ended December 31, 2018 related to the sale of our investment in Liaison Technologies, a pre-tax charge of $10 million ($7 million after taxes) for the three months and twelve months ended December 31, 2018 for debt extinguishment costs, a pre-tax charge of $3 million ($2 million after taxes) for the three months and twelve months ended December 31, 2018 for severance associated with the Riverdale mill conversion and income of $1 million (before and after taxes) and a pre-tax charge of $47 million ($34 million after taxes) for the three months and twelve months ended December 31, 2018, respectively, related to the optimization of our EMEA Packaging business.

(d)
Includes a pre-tax charge of $424 million ($318 million after taxes) for the three months and twelve months ended December 31, 2018 for a settlement accounting charge associated with an annuity purchase and transfer of pension obligations for approximately 23,000 retirees.

(e)
Includes tax expense of $19 million for the three months and twelve months ended December 31, 2018 related to international investment restructuring, tax expense of $25 million for the three months and twelve months ended December 31, 2018 related to foreign tax audits, a tax benefit of $36 million for the three months ended September 30, 2018 and the twelve months ended December 31, 2018 related to the Tax Cuts and Jobs Act and tax expense of $9 million for the twelve months ended December 31, 2018 related to state income tax legislative changes.

(f)
Includes pre-tax charges of $6 million ($4 million after taxes) and $20 million ($13 million after taxes) for the three months and twelve months ended December 31, 2017, respectively, for the removal of abandoned property at our mills and a pre-tax charge of $14 million ($8 million after taxes) for the twelve months ended December 31, 2017 for the amortization of inventory fair value step-up for the pulp business acquired in December 2016.

(g)
Includes pre-tax charges of $18 million ($11 million after taxes) and $33 million ($20 million after taxes) for the three months and twelve months ended December 31, 2017, respectively, for costs associated with the acquisition and integration of the pulp business acquired in December 2016.

(h)
Includes a pre-tax charge of $83 million ($51 million after taxes) for the three months and twelve months ended December 31, 2017 for debt extinguishment costs, a pre-tax gain of $14 million ($9 million after taxes) for the twelve months ended December 31, 2017 related to the sale of our investment in ArborGen and a gain of $2 million (before and after taxes) for the twelve months ended December 31, 2017 for other items.

(i)
Includes pre-tax income of $1 million (before and after taxes) and $5 million ($3 million after taxes) for the three months and twelve months ended December 31, 2017, respectively, for interest income related to income tax refund claims.

(j)
Includes a pre-tax charge of $376 million ($232 million after taxes) for the three months and twelve months ended December 31, 2017 for a settlement accounting charge associated with an annuity purchase and transfer of pension obligations for approximately 45,000 retirees.

(k)
Includes a provisional net tax benefit of $1.2 billion for the three months and twelve months ended December 31, 2017 related to the enactment of the Tax Cuts and Jobs Act, tax benefits of $28 million and $113 million for the three months and twelve months ended December 31, 2017, respectively, related to income tax refund claims, tax expense of $9 million for the three months and twelve months ended December 31, 2017 related to an international tax law change, tax expense of $34 million for the twelve months ended December 31, 2017 related to international investment restructuring, and tax expense of $38 million for the twelve months ended December 31, 2017 associated with a 2017 cash pension contribution.

(l)
Includes a pre-tax charge of $17 million ($10 million after taxes) for the three months and twelve months ended December 31, 2017 for transaction costs associated with the transfer of the North American Consumer Packaging business and a pre-tax charge of $45 million ($28 million after taxes) for non-operating pension expenses related to curtailment charges and termination benefits.

(m)
Includes a pre-tax charge of $122 million ($81 million after taxes) for the three months ended September 30, 2018 and the twelve months ended December 31, 2018 related to the impairment of fixed assets and an intangible asset in our Brazil Packaging business.

(n)	Includes a pre-tax charge of $12 million ($9 million after taxes) associated with our proposal to acquire Smurfit Kappa.

(o)
Includes pre-tax income of $488 million ($364 million after taxes) for the gain on the transfer of the North American Consumer Packaging business and a pre-tax charge of $25 million ($19 million after taxes) for transaction costs to transfer the North American Consumer Packaging business.

(p)	Includes a pre-tax charge of $10 million ($7 million after taxes) for accelerated amortization of a Brazil Packaging intangible asset.

(q)	Includes a pre-tax charge of $9 million ($4 million after taxes) for the impairment of the assets of our Foodservice business in Asia.

(r)	Includes a pre-tax charge of $354 million ($219 million after taxes) related to the settlement of the Kleen Products anti-trust class action lawsuit.

(s)	Includes a net bargain purchase gain of $6 million (before and after taxes) associated with the June 2016 acquisition of Holmen Paper's newsprint mill in Madrid, Spain.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) Attributable to International Paper Company to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions except for per share amounts)

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2018	2017	2018	2018	2017
Net Earnings (Loss) Attributable to International Paper Company	$316	$1,460	$562	$2,012	$2,144
Less: Discontinued operations (gain) loss	—	8	—	(345)	(34)
Earnings (Loss) from Continuing Operations, including non-controlling interest	316	1,468	562	1,667	2,110
Add back: Non-operating pension expense	322	238	19	371	298
Add back: Special items expense (income)	32	(1,176)	60	166	(952)
Adjusted Operating Earnings	$670	$530	$641	$2,204	$1,456

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2018	2017	2018	2018	2017
Diluted Earnings per Common Share as Reported	$0.78	$3.50	$1.37	$4.85	$5.13
Less: Discontinued operations (gain) loss	—	0.02	—	(0.83)	(0.08)
Continuing Operations	0.78	3.52	1.37	4.02	5.05
Add back: Non-operating pension expense	0.79	0.57	0.05	0.90	0.72
Add back: Special items expense (income)	0.08	(2.82)	0.14	0.40	(2.28)
Adjusted Operating Earnings per Share	$1.65	$1.27	$1.56	$5.32	$3.49
Notes:
The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of non-operating pension expense, items considered by management to be unusual as reflected in the notes to the Consolidated Statement of Operations and discontinued operations from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

Since diluted earnings per share are computed independently for each period, twelve-month per share amounts may not equal the sum of the respective quarters.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Sales by Business Segment

	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2018		2017		2018		2018		2017
Industrial Packaging	$4,017		$3,893		$4,034		$15,900		$15,077
Global Cellulose Fibers	736		721		714		2,819		2,551
Printing Papers	1,160		1,106		1,102		4,375		4,157
Corporate and Inter-segment Sales (l)	38		(9)		51		212		(42)
Net Sales	$5,951		$5,711		$5,901		$23,306		$21,743
Operating Profit by Business Segment
	Three Months Ended December 31,				Three Months Ended September 30,		Twelve Months Ended December 31,
	2018		2017		2018		2018		2017
Industrial Packaging	$647	(a)	$609	(f)	$472	(a)	$2,093	(a)	$1,547	(f)
Global Cellulose Fibers	91	(b)	79	(g)	83	(b)	251	(b)	65	(g)
Printing Papers	192	(c)	136		183	(c)	533	(c)	457	(h)
Total Business Segment Operating Profit	$930		$824		$738		$2,877		$2,069

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$382		$197		$553		$1,781		$848
Interest expense, net	135		141	(i)	133		536		572	(i)
Noncontrolling interest/equity earnings adjustment (m)	(3)		(1)		(2)		(10)		(2)
Corporate items (l)	8		18		20		67		91
Corporate special items, net	(21)	(d)	83	(j)	9	(d)	9	(d)	76	(j)
Non-operating pension expense	429	(e)	386	(k)	25		494	(e)	484	(k)
Adjusted Operating Profit	$930		$824		$738		$2,877		$2,069
Equity Earnings (Loss) in Ilim S.A., Net of Taxes	$67		$64		$74		$290		$183
Equity Earnings (Loss) in Graphic Packaging LLC	$10		$—		$19		$46		$—

(a)
Includes a charge of $122 million for the three months ended September 30, 2018 and the twelve months ended December 31, 2018 for the impairment of fixed assets and an intangible asset in our Brazil Packaging business, income of $1 million and a charge of $47 million for the three months and twelve months ended December 31, 2018, respectively, related to the optimization of our EMEA Packaging business, income of $5 million for the three months and twelve months ended December 31, 2018 for a litigation settlement recovery and charges of $5 million, $4 million and $20 million for the three months ended December 31, 2018 and September 30, 2018, and the twelve months ended December 31, 2018, respectively, for the removal of abandoned property at our mills.

(b)
Includes charges of $2 million, $2 million and $11 million for the three months ended December 31, 2018 and September 30, 2018 and the twelve months ended December 31, 2018, respectively, for the removal of abandoned property at our mills.

(c)
Includes charges of $4 million, $5 million and $9 million for the three months ended December 31, 2018 and September 30, 2018 and the twelve months ended December 31, 2018, respectively, for accelerated depreciation and severance charges associated with the announced conversion of a paper machine at our Riverdale mill to containerboard production and a charge of $1 million for the three months and twelve months ended December 31, 2018 for the removal of abandoned property at our mills.

(d)
Includes a gain of $31 million for the three months and twelve months ended December 31, 2018 related to the sale of our investment in Liaison Technologies, a charge of $12 million for the twelve months ended December 31, 2018 associated with our proposal to acquire Smurfit Kappa, a charge of $10 million for the three months and twelve months ended December 31, 2018 for debt extinguishment costs, a charge of $9 million for the twelve months ended December 31, 2018 for a legal settlement and a charge of $9 million for the three months ended September 30, 2018 and the twelve months ended December 31, 2018 for an environmental remediation reserve adjustment.

(e)
Includes a charge of $424 million for the three months and twelve months ended December 31, 2018 for a settlement accounting charge associated with an annuity purchase and transfer of pension obligations for approximately 23,000 retirees.

(f)	Includes a charge of $354 million for the twelve months ended December 31, 2017 related to the settlement of the Kleen Products anti-trust class action lawsuit,

a charge of $10 million for the twelve months ended December 31, 2017 for the accelerated amortization of an intangible asset in Brazil, a gain of $6 million for the twelve months ended December 31, 2017 for a net bargain purchase gain associated with the June 2016 acquisition of Holmen Paper's newsprint mill in Madrid, Spain and charges of $5 million and $14 million for the three months and twelve months ended December 31, 2017, respectively, for the removal of abandoned property at our mills and other costs.

(g)
Includes charges of $18 million and $33 million for the three months and twelve months ended December 31, 2017, respectively, for costs associated with the acquisition and integration of the pulp business acquired in December 2016, a charge of $14 million for the twelve months ended December 31, 2017 for the amortization of the inventory fair value step-up for that business and charges of $1 million and $4 million for the three months and twelve months ended December 31, 2017, respectively, for the removal of abandoned property at our mills and other costs.

(h)	Includes a charge of $2 million for the twelve months ended December 31, 2017 for the removal of abandoned property at our mills and other costs.

(i)	Includes income of $1 million and $5 million for the three months and twelve months ended December 31, 2017, respectively, for interest income associated with income tax refund claims.

(j)
Includes a charge of $83 million for the three months and twelve months ended December 31, 2017 for debt extinguishment costs, a gain of $14 million for the twelve months ended December 31, 2017 related to the sale of our investment in ArborGen, a charge of $9 million for the twelve months ended December 31, 2017 for the impairment of the assets of our Foodservice business in Asia and a gain of $2 million for the twelve months ended December 31, 2017 for other items.

(k)
Includes a charge of $376 million for the three months and twelve months ended December 31, 2017 for a settlement accounting charge associated with an annuity purchase and transfer of pension obligations for approximately 45,000 retirees.

(l)	Includes sales and operating profits of previously divested businesses.

(m)
Operating profits for business segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Profit to Operating Profit Before Special Items
Preliminary and Unaudited
(In millions)

	Three Months Ended December 31, 2018
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$647	$91	$192	$930
Special Items Expense (Income) (a)	(1)	2	5	6
Operating Profit (Loss) Before Special Items	$646	$93	$197	$936

	Three Months Ended December 31, 2017
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$609	$79	$136	$824
Special Items Expense (Income) (b)	5	19	—	24
Operating Profit (Loss) Before Special Items	$614	$98	$136	$848

	Three Months Ended September 30, 2018
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$472	$83	$183	$738
Special Items Expense (Income) (a)	126	2	5	133
Operating Profit (Loss) Before Special Items	$598	$85	$188	$871

	Twelve Months Ended December 31, 2018
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$2,093	$251	$533	$2,877
Special Items Expense (Income) (a)	184	11	10	205
Operating Profit (Loss) Before Special Items	$2,277	$262	$543	$3,082

	Twelve Months Ended December 31, 2017
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$1,547	$65	$457	$2,069
Special Items Expense (Income) (c)	372	51	2	425
Operating Profit (Loss) Before Special Items	$1,919	$116	$459	$2,494

(a)	See footnotes (a) - (c) on Sales and Earnings by Business Segment

(b)	See footnotes (f) - (g) on Sales and Earnings by Business Segment

(c)	See footnotes (f) - (h) on Sales and Earnings by Business Segment

The Company calculates Operating Profit Before Special Items (non-GAAP) by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2018	2017	2018	2018	2017
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (c)	2,655	2,629	2,666	10,624	10,413
Containerboard	793	856	853	3,229	3,294
Recycling	582	573	566	2,282	2,257
Saturated Kraft	47	49	51	196	181
Gypsum /Release Kraft	51	64	56	227	229
Bleached Kraft	7	7	8	31	27
EMEA Packaging (c) (d)	363	394	329	1,476	1,518
Brazilian Packaging (c)	88	91	92	351	357
European Coated Paperboard	106	102	98	390	398
Industrial Packaging	4,692	4,765	4,719	18,806	18,674
Global Cellulose Fibers (In thousands of metric tons) (b)	908	1,002	886	3,573	3,708
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	471	464	461	1,886	1,915
European & Russian Uncoated Papers	374	379	363	1,440	1,483
Brazilian Uncoated Papers	307	335	293	1,125	1,167
Indian Uncoated Papers	68	67	62	263	253
Printing Papers	1,220	1,245	1,179	4,714	4,818

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.
(b)	Includes North American, European and Brazilian volumes and internal sales to mills.
(c)	Volumes for corrugated box sales reflect consumed tons sold (CTS). Board sales by these businesses reflect invoiced tons.
(d)	Excludes newsprint sales volumes at the Madrid, Spain mill through Q3 2017.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	December 31, 2018	December 31, 2017
Assets
Current Assets
Cash and Temporary Investments	$589	$1,018
Accounts and Notes Receivable, Net	3,521	3,287
Contract Assets	395	—
Inventories	2,241	2,313
Assets Held for Sale	—	1,377
Other	250	282
Total Current Assets	6,996	8,277
Plants, Properties and Equipment, Net	13,067	13,265
Forestlands	402	448
Investments	1,648	390
Financial Assets of Special Purpose Entities	7,070	7,051
Goodwill	3,374	3,411
Deferred Charges and Other Assets	1,019	1,061
Total Assets	$33,576	$33,903
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$639	$311
Accounts Payable and Accrued Liabilities	4,055	3,986
Liabilities Held for Sale	—	805
Total Current Liabilities	4,694	5,102
Long-Term Debt	10,015	10,846
Nonrecourse Financial Liabilities of Special Purpose Entities	6,298	6,291
Deferred Income Taxes	2,600	2,291
Pension Benefit Obligation	1,762	1,939
Postretirement and Postemployment Benefit Obligation	264	326
Other Liabilities	560	567
Equity
Invested Capital, Net of Treasury Stock	(103)	342
Retained Earnings	7,465	6,180
Total International Paper Shareholders’ Equity	7,362	6,522
Noncontrolling Interests	21	19
Total Equity	7,383	6,541
Total Liabilities and Equity	$33,576	$33,903

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Twelve Months Ended December 31,
	2018	2017
Operating Activities
Net earnings (loss)	$2,017	$2,144
Depreciation, amortization and cost of timber harvested	1,328	1,423
Deferred income tax expense (benefit), net	133	(1,113)
Restructuring and other charges, net	29	67
Pension plan contributions	—	(1,250)
Net gain on transfer of North American Consumer Packaging business	(488)	—
Net bargain purchase gain on acquisition of business	—	(6)
Net (gains) losses on sales and impairments of businesses	122	9
Equity method dividends received	153	133
Equity (earnings) loss, net	(336)	(177)
Periodic pension expense, net	632	717
Other, net	75	212
Changes in current assets and liabilities
Accounts and notes receivable	(342)	(370)
Contract assets	(32)	—
Inventories	(236)	(87)
Accounts payable and accrued liabilities	151	114
Interest payable	(8)	1
Other	28	(60)
Cash Provided By (Used For) Operating Activities	3,226	1,757
Investment Activities
Invested in capital projects	(1,572)	(1,391)
Acquisitions, net of cash acquired	(8)	(45)
Net settlement on transfer of North American Consumer Packaging business	(40)	—
Proceeds from divestitures, net of cash divested	—	4
Proceeds from sale of fixed assets	23	26
Other	28	15
Cash Provided By (Used For) Investment Activities	(1,569)	(1,391)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(732)	(47)
Issuance of debt	490	1,907
Reduction of debt	(1,008)	(1,424)
Change in book overdrafts	(1)	26
Dividends paid	(789)	(769)
Net debt tender premiums paid	(6)	(84)
Other	—	(8)
Cash Provided By (Used for) Financing Activities	(2,046)	(399)
Effect of Exchange Rate Changes on Cash	(40)	18
Change in Cash and Temporary Investments	(429)	(15)
Cash and Temporary Investments
Beginning of the period	1,018	1,033
End of the period	$589	$1,018

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Cash provided by (used for) Operating Activities	$821	$1,188	$3,226	$1,757
Adjustments:
Cash invested in capital projects	(286)	(456)	(1,572)	(1,391)
Cash contribution to pension plan	—	—	—	1,250
Cash payment for Kleen Settlement	—	—	—	354
Free Cash Flow	$535	$732	$1,654	$1,970

Free cash flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.